Exhibit 99.1

FOR IMMEDIATE RELEASE                                                       NEWS
---------------------
October 19, 2001                                     Nasdaq National Market-KARE

                     KOALA CORPORATION ANNOUNCES APPOINTMENT
                      OF RANDY STEIN TO BOARD OF DIRECTORS

DENVER, Colorado - Koala Corporation (Nasdaq National Market-KARE), a diversified business-to-business provider of family-friendly solutions, today announced that Randy Stein has been appointed to the Company's board of directors. Stein, a former principal at PricewaterhouseCoopers LLP, joins the board with diverse experience working on behalf of both public and private companies. Stein, who will serve on Koala's audit committee, also sits on the board of publicly traded Westport Resources (NYSE-WRC), where he is chairman of the company's audit committee.

At PricewaterhouseCoopers, Stein led the Tax Practice of the company's Denver office. His responsibilities included client service delivery, new business development, profitability, budgeting, operations and human resource management. He also integrated the merged Denver tax practices of Coopers & Lybrand L.L.P. and Price Waterhouse.

Prior to completing his 20-year tenure with PricewaterhouseCoopers, Stein served as an executive officer of a Fortune 1000 oil and gas company, where he participated in the consummation of more than $1 billion in acquisitions during a six-year period, and assisted in the creation of one of the first publicly traded royalty trusts. Stein received his bachelor's of science degree in accounting from Florida State University.

Mark Betker, chairman and CEO, said, "Randy joins our board with extensive experience in a wide variety of business-management issues. His background and expertise in the financial management arena will be an especially valuable resource."

"It is a pleasure and honor to join Koala Corporation's board," Stein said. "I am impressed with the Company's management team, focus and business prospects, and look forward to the opportunities associated with the Company and its continued success."

Betker said Stein replaces Ellen Robinson, who joined the board in 1997. "We would like to express our gratitude to Ellen for the time she spent on our board. Her insight and contributions have been of great value and we wish her the very best in her future endeavors."

Founded in 1986, Koala Corporation is an integrated provider of products and solutions designed to help businesses become "family friendly" and allow children to play safely in public. The Company develops and markets a wide variety of infant and child protection and activities products, which are marketed under the Company's recognizable "Koala Bear Kare" brand name. Koala's strategic objective is to address the growing commercial demand for safe, public play environments for children, as well as products and solutions that help businesses create family-friendly atmospheres for their patrons.

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Statements made in this news release that are not historical facts may be forward-looking statements. Such statements include projections regarding future earnings results and are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Koala Corporation and its industry and other factors which could affect the Company's financial results are included in the Company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

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                                    CONTACTS:

Koala Corporation                           Pfeiffer High Public Relations, Inc.
Mark Betker, CEO                                                      Geoff High
303-574-1000                                                        303/393-7044
                                                          geoff@pfeifferhigh.com